UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 8, 2011

NeuStar, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32548	52-2141938
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21575 Ridgetop Circle Sterling, Virginia	20166
(Address of principal executive offices)	(Zip Code)

(571) 434-5400

(Registrant’s telephone number, including area code.)

(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information regarding the Credit Facility (as defined in Item 2.03 below) and related transactions entered into by NeuStar, Inc. (“Neustar”) contained in Item 2.03 is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On November 8, 2011, immediately prior to entering into the Credit Facility, Neustar terminated (a) the credit agreement, dated as of February 6, 2007, among Neustar, JPMorgan Chase Bank, N.A. and the other lender parties thereto (the “2007 Credit Agreement”), which was included as Exhibit 10.1 to Neustar’s Current Report on Form 8-K, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 9, 2007; and (b) the guarantee agreement, dated February 6, 2007, among certain subsidiaries of Neustar in favor of JPMorgan Chase Bank, N.A., as administrative agent for the lenders, which was included as Exhibit 10.2 to Neustar’s Current Report on Form 8-K, as filed with the SEC on February 9, 2007. There were no amounts outstanding under the 2007 Credit Agreement at the time of termination.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 8, 2011, Neustar completed its acquisition of Targus Information Corporation, a Delaware corporation (“TARGUSinfo”), for approximately $650 million in cash. Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated as of October 10, 2011 by and among Neustar, Tumi Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Neustar (“Merger Sub”), TARGUSinfo, and Michael M. Sullivan, solely in his capacity as the initial Stockholder Representative, Merger Sub was merged with and into TARGUSinfo (the “Merger”). TARGUSinfo was the surviving corporation in the Merger and, as a result of the Merger, became a wholly-owned subsidiary of Neustar. The Merger consideration was funded through cash-on-hand and borrowings under the 2011 Credit Agreement (as defined in Item 2.03 below).

References to the terms of the Merger Agreement are qualified in their entirety by reference to the full text of the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 8, 2011, Neustar entered into (i) a credit agreement (the “2011 Credit Agreement”) with Morgan Stanley Senior Funding, Inc. (“Morgan Stanley Senior Funding”), as Administrative Agent, Initial Swing Line Bank and Collateral Agent, Morgan Stanley Bank, N.A., as Initial Issuing Bank, certain of Neustar’s domestic subsidiaries as guarantors thereunder (the “Guarantors”) and the other lenders party thereto (the “Lenders”) and (ii) a Security Agreement with Morgan Stanley Senior Funding, as Collateral Agent for the secured parties party thereto and the Guarantors (the “2011 Security Agreement”, and, together with the 2011 Credit Agreement, the “Credit Facility”). The Credit Facility provides for: (i) a $600 million senior secured term loan facility (the “Term Facility”); (ii) a $100 million senior secured revolving credit facility (the “Revolving Facility” and together with the Term Facility, the “Facilities”), of which (a) $30 million is available for the issuance of letters of credit and (b) $25 million is available as a swingline subfacility; and (iii) incremental term loan facilities in an aggregate amount of up to $400 million. The Revolving Facility matures on November 8, 2016, and the Term Facility matures on November 8, 2018. The entire $600 million Term Facility was borrowed on November 8, 2011, and used to fund a portion of the acquisition of TARGUSinfo and to pay costs, fees and expenses incurred in connection therewith. Neustar did not draw any monies under the Revolving Facility.

Neustar’s obligations pursuant to the Facilities are guaranteed by the Guarantors and secured, with certain exceptions, by: (i) (a) a first priority security interest in all equity interests of Neustar’s direct and indirect domestic subsidiaries; (b) 65% of the outstanding voting equity interests and 100% of the non-voting equity interests of NeuStar NGM Services Limited, an indirect subsidiary of Neustar, and first-tier foreign subsidiaries that are controlled foreign corporations; and (c) 65% of the outstanding voting equity interests of any domestic subsidiary of Neustar, the sole assets of which consist of stock of controlled foreign corporations; (ii) all present and future tangible and intangible assets of Neustar and the Guarantors; and (iii) all proceeds and products of the property and assets described in (i) and (ii) above.

The loans outstanding under the Facilities (the “Loans”) will bear interest, at Neustar’s option, either: (i) at the base rate, which is defined as the highest of (a) the federal funds rate plus 0.50%, (b) the interest rate published by the Wall Street Journal from time to time as the “U.S. Prime Rate” and (c) the adjusted LIBOR rate for a one-month interest period beginning on such day plus 1.00%; provided that the Base Rate for Loans under the Term Facility is deemed to be not less than 2.25% per annum or (ii) at the LIBOR rate plus, in each case, an applicable margin. The applicable margin is (i) in respect of the Term Facility, 2.75% per annum for borrowings based on the base rate and 3.75% per annum for borrowings based on the LIBOR rate, and (ii) in respect of the Revolving Facility, 2.50% per annum for borrowings based on the base rate and 3.50% per annum borrowings based on the LIBOR rate.

Neustar may voluntarily prepay the Loans at anytime in minimum amounts of $1 million or an integral multiple of $500,000 in excess thereof; provided that any prepayment of the Term Facility Loans on or prior to November 8, 2012 pursuant to a refinancing or amendment that reduces the interest rate on the obligations requires a prepayment premium equal to 1% of the principal amount prepaid. The Facilities provide for mandatory prepayments with the net cash proceeds of certain debt issuances, equity issuances, insurance receipts, dispositions and excess cash flows. The Credit Facility also contains certain events of default, upon the occurrence of which, and so long as such event of default is continuing, the amounts outstanding may, at the option of the required Lenders, accrue interest at an increased rate and payments of such outstanding amounts could be accelerated, or other remedies undertaken pursuant to the Credit Facilities, by the required Lenders.

In addition, Neustar and its subsidiaries are subject to certain affirmative and negative covenants under the Credit Facility, and the Credit Facility includes certain customary representations and warranties of Neustar.

Further, the Credit Facility contains terms that enable Neustar to ensure compliance with neutrality obligations to which it is subject, including neutrality-based restrictions on assignment and provisions that allow Neustar to replace or remove a Lender or participant to preserve Neustar’s ability to comply with its neutrality obligations.

The Lenders or their affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for Neustar and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses. In addition, affiliates of certain of the Lenders are providing advisory services to Neustar in connection with the Merger and the tender offer announced on November 3, 2011.

The foregoing descriptions of the 2011 Credit Agreement and the 2011 Security Agreement above are summaries and are qualified in their entirety by reference to copies of the 2011 Credit Agreement and the 2011 Security Agreement, which are attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On November 8, 2011, Neustar issued a press release regarding the closing of the Merger Agreement and updating its fiscal year 2011 guidance. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

The information in this Current Report under Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

(a)	Financial Statements of Business Acquired.

The financial statements required by this item are not being filed herewith. To the extent information is required by this item, it will be filed with the SEC by amendment as soon as practicable, but no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item is not being filed herewith. To the extent such information is required by this item, it will be filed with the SEC by amendment as soon as practicable, but no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

The following materials are attached as exhibits to this Current Report on Form 8-K.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of October 10, 2011, by and among NeuStar, Inc., Tumi Merger Sub, Inc., Targus Information Corporation and Michael M. Sullivan, as Stockholder Representative, incorporated herein by reference to Exhibit 2.1 to our Current Report on Form 8-K, filed October 11, 2011.

10.1	Credit Agreement dated as of November 8, 2011 among NeuStar, Inc., Morgan Stanley Senior Funding Inc., as Administrative Agent, Initial Swing Line Bank and Collateral Agent, and the guarantors, other agents and lenders party thereto.

10.2	Security Agreement dated as of November 8, 2011 among NeuStar, Inc., Morgan Stanley Senior Funding Inc., as Collateral Agent for the secured parties thereto and the subsidiaries of Neustar, Inc. party thereto.

99.1	Press Release, dated November 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2011	NEUSTAR, INC.

	By:	/s/ Paul S Lalljie
		Name:	Paul S Lalljie
		Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of October 10, 2011, by and among NeuStar, Inc., Tumi Merger Sub, Inc., Targus Information Corporation and Michael M. Sullivan, as Stockholder Representative, incorporated herein by reference to Exhibit 2.1 to our Current Report on Form 8-K, filed October 11, 2011.

10.1	Credit Agreement, dated as of November 8, 2011 among NeuStar, Inc., Morgan Stanley Senior Funding Inc., as Administrative Agent, Initial Swing Line Bank and Collateral Agent, and the guarantors, other agents and lenders party thereto.

10.2	Security Agreement dated as of November 8, 2011 among NeuStar, Inc., Morgan Stanley Senior Funding Inc., as Collateral Agent for the secured parties thereto and the subsidiaries of Neustar, Inc. party thereto.

99.1	Press Release, dated November 8, 2011.